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                                                                  EXHIBIT (D)(6)


                               BRIO SOFTWARE, INC.

                      2000 NON-EXECUTIVE STOCK OPTION PLAN

                          NOTICE OF STOCK OPTION GRANT
                          ----------------------------

Optionee's Name and Address:

____________________

____________________

____________________


     You have been granted an nonstatutory stock option to purchase Common Stock of Brio Software, Inc., (the "Company") as follows:

     Date of Grant:                          __________________________________

     Exercise Price Per Share:               __________________________________

     Total Number of Shares Granted:         __________________________________

     Total Price of Shares Granted:          __________________________________

     Term/Expiration Date:                   December [__], 2006
                                             ----------------------------------

     Vesting Commencement Date:              __________________________________

     Vesting Schedule:                       This Option may be exercised, in
                                             whole or in part, in accordance
                                             with the following schedule:

                                             __________________________________;
                                             provided that, upon the closing
                                             date of a Sale of the Company, the
                                             Shares shall vest on the monthly
                                             anniversary of the Vesting
                                             Commencement Date in equal monthly
                                             amounts over __ months; provided
                                             further that vesting is subject to
                                             the restriction on exercise set
                                             forth in Section 2(c) of the Stock
                                             Option Agreement.

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     By your signature and the signature of the Company's representative below, you and the Company agree that this option is granted under and governed by the terms and conditions of the Brio Software, Inc. 2000 Non-Executive Stock Option Plan and the Nonstatutory Stock Option Agreement, all of which are attached and made a part of this document.

OPTIONEE:                                     BRIO SOFTWARE, INC.




_____________________________                 By:____________________________
Signature


_____________________________                 Title:_________________________
Print Name


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                               BRIO SOFTWARE, INC.

                       NONSTATUTORY STOCK OPTION AGREEMENT
                       -----------------------------------

     1.  Grant of Option. Brio Software, Inc., a Delaware corporation (the
         ---------------
"Company"), hereby grants to the Optionee named in the Notice of Stock Option Grant attached as Part I of this Agreement (the "Optionee"), an option (the
                                                 --------
"Option") to purchase a number of Shares, as set forth in the Notice of Stock
 ------
Option Grant, at the exercise price per share set forth in the Notice of Stock Option Grant (the "Exercise Price"'), subject to the terms and conditions of the
                   --------------
2000 Non-Executive Stock Option Plan (the "Plan"), which is incorporated herein
                                           ----
by reference. (Capitalized terms not defined herein shall have the meanings ascribed to such terms in the Plan.) In the event of a conflict between the terms and conditions of the Plan and the terms and conditions of this Nonstatutory Stock Option Agreement, the terms and conditions of the Plan shall prevail.

     2.  Exercise of Option.
         ------------------

         (a)  Right to Exercise. This Option is exercisable during its term in
              -----------------
accordance with the Vesting Schedule set out in the Notice of Stock Option Grant and the applicable provisions of the Plan and this Nonstatutory Stock Option Agreement. In the event of Optionee's death, Disability or other termination of Optionee's employment or consulting relationship, the exercisability of the Option is governed by the applicable provisions of the Plan and this Nonstatutory Stock Option Agreement.

         (b)  Method of Exercise. This Option shall be exercisable by delivering
              ------------------
to the Company a written notice of exercise (in the form of notice approved by the Plan Administrator) which shall state Optionee's election to exercise the Option, the number of Shares in respect of which the Option is being exercised, and such other representations and agreements as to the holder's investment intent with respect to such Shares as may be required by the Company pursuant to the provisions of the Plan. Such written notice shall be signed by Optionee and shall be delivered to the Company by such means as are determined by the Plan Administrator in its discretion to constitute adequate delivery. The written notice shall be accompanied by payment of the Exercise Price. This Option shall be deemed to be exercised upon receipt by the Company of such written notice accompanied by the Exercise Price.

              As a condition to the exercise of this Option and as further set forth in Section 10 of the Plan, Optionee agrees to make adequate provision for federal, state or other tax withholding obligations, if any, which arise upon the vesting or exercise of the Option, or disposition of Shares, whether by withholding, direct payment to the Company, or otherwise.

              The Company is not obligated, and will have no liability for failure, to issue or deliver any Shares upon exercise of the Option unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. This Option may not be exercised until such time as the Plan has been approved by the stockholders of the Company, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable federal or state securities or other law or regulation, including any rule under Part 221 of Title 12 of the Code of Federal Regulations as promulgated by the Federal Reserve Board. As a condition to the exercise of this Option, the Company may require Optionee to make any representation and warranty to the Company as may be required by the Applicable Laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to Optionee on the date on which the Option is exercised with respect to such Shares.


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         (c)  Restriction on Exercise. Notwithstanding any term of the Notice of
              -----------------------
Stock Option Grant or any other provision of this Agreement, this Option shall not be exercisable in any amount, whether or not any Shares are vested:

              (i) prior to the date that is the earlier of (A) six months after the date of grant of this Option, or (B) the closing date of a Sale of the Company; provided however, that in the event of a termination without Cause of Optionee's Continuous Status as an Employee or Consultant, Optionee may exercise this Option in accordance with the terms of Section 7 below; and

              (ii) at any time, in the event that, prior to the termination of the restriction on exercise set forth in the foregoing subsection (i), Optionee's Continuous Status as an Employee or Consultant is terminated either for Cause or as a result of Optionee's resignation or other voluntary termination.

     "Sale of the Company" shall mean a sale of all or substantially all of the
      -------------------
assets of the Company, or a merger, consolidation or other capital reorganization of the Company with or into any other corporation, other than a transaction in which the stockholders of the Company immediately prior to the transaction own at least a majority of the voting power of the surviving corporation following the transaction.

     3.  Method of Payment. Payment of the aggregate Exercise Price shall be by
         -----------------
any of the following, or a combination thereof, at the election of the Optionee:

         (a)  cash;

         (b)  check; or

         (c) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price.

     4.  Non-Transferability of Option. This Option may not be transferred in
         -----------------------------
any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by the Optionee or a transferee permitted by Section 12 of the Plan. The terms of the Plan and this Nonstatutory Stock Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Optionee.

     5.  Term of Option. This Option may be exercised only within the term set
         --------------
out in the Notice of Stock Option Grant, and may be exercised during such term only in accordance with the Plan (with special reference made to Section 9 of the Plan) and the terms of this Nonstatutory Stock Option Agreement, including the Notice of Grant.

     6.  No Additional Employment Rights. Optionee understands and agrees that
         -------------------------------
the vesting of Shares pursuant to the Vesting Schedule is earned only by continuing as an Employee or Consultant at the will of the Company (not through the act of being hired, being granted this Option or acquiring Shares under this Agreement) and that the grant of the Option is not as consideration for services you rendered to the Company prior to your Vesting Commencement Date. Optionee further acknowledges and agrees that nothing in this Agreement, nor in the Plan which is incorporated in this Nonstatutory Stock Option Agreement by reference, shall confer upon Optionee any right with respect to continuation as an Employee or Consultant with the Company, nor shall it interfere in any way with his or her right or the Company's right to terminate his or her employment or consulting relationship at any time, with or without cause.

     7.  Termination Period. This Option may be exercised for 3 months after
         ------------------
termination of Optionee's Continuous Service Status, or such longer period as may be applicable upon death or Disability of Optionee as provided in the Plan, but in no event later than the Expiration Date as provided above. Optionee is responsible for keeping track of these exercise periods following termination for any reason of his or her service relationship with the Company. The Company will not provide further notice of such periods.


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     8.  Tax Consequences. Set forth below is a brief summary of certain federal
         ----------------
tax consequences relating to this Option under the law in effect as of the date of grant. THIS SUMMARY IS NECESSARILY INCOMPLETE, DOES NOT ADDRESS STATE AND LOCAL TAX CONSEQUENCES, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT HIS OR HER OWN TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

         (a)  Exercising the Option. Since this Option does not qualify as an
              ---------------------
incentive stock option under Section 422 of the Code, the Optionee may incur regular federal income tax liability upon exercise. The Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Exercised Shares on the date of exercise over their aggregate Exercise Price. If Optionee is an Employee of the Company, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise.

         (b)  Disposition of Shares. If the Optionee holds the Option Shares for
              ---------------------
more than one year, gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes. The long-term capital gain will be taxed for federal income tax at a maximum rate of 20%.

     9.  Effect of Agreement. Optionee acknowledges receipt of a copy of the
         -------------------
Plan and represents that he or she is familiar with the terms and provisions thereof (and has had an opportunity to consult counsel regarding the Option terms), and hereby accepts this Option and agrees to be bound by its contractual terms as set forth herein and in the Plan. Optionee agrees to accept as binding, conclusive and final all decisions and interpretations of the Plan Administrator regarding any questions relating to the Option. In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of the Notice and this Agreement, the Plan terms and provisions shall prevail. The Option, including the Plan, constitutes the entire agreement between Optionee and the Company on the subject matter hereof and supersedes all proposals, written or oral, and all other communications between the parties relating to such subject matter. Acceptance of the terms of the Option is reflected by Optionee's signature on the Notice of Grant.


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